EXHIBIT 99.1

                CAPITAL MEDIA GROUP LIMITED ANNOUNCES RESULTS OF
                          SPECIAL STOCKHOLDERS MEETING

         OCTOBER 22, 1999 - PARIS, FRANCE - CAPITAL MEDIA GROUP LIMITED- (OTCBB:CPMG) - today announced the results of the special meeting of its stockholders which was held this afternoon. At the meeting, the Company's stockholders approved the following: (i) a reverse split of the Company's outstanding common stock on a one-for-ten basis, which reverse split shall become effective at 12:01 AM (New York time) on Wednesday, October 27, 1999;
(ii) the terms of the financial arrangements between the Company and Groupe AB, S.A. and between the Company and Superstar Ventures Limited, an entity controlled by David Ho; and (iii) the grant of an option to an entity controlled by the Company's Chairman, President and CEO, Gilles Assouline, and the Company's Chief Operating Officer, Michel Assouline, to purchase 16.0 million pre reverse split shares of the Company's common stock at an exercise price of $0.10 per share (1.6 million shares at $1.00 per share after completion of the reverse split). Additionally, the stockholders elected five directors, Gilles Assouline, Michel Assouline, David Ho, Jean Francois Klein and Patrick Ho, to serve until the Company's 2000 annual meeting of stockholders or until their successors are elected and qualified.

         Following the reverse split, in accordance with its financial arrangements with Groupe AB and Superstar, the Company will issue shares of its common stock to Groupe AB and Superstar in conversion of $22.5 million of outstanding convertible debt, including $4.7 million of accrued interest. Following these share issuances, Groupe AB and Mr. Ho will control 50.3% and 34.0% of the Company's outstanding common stock (55.7% and 30.7% after issuance of additional shares to Groupe AB over the next year in connection with the remainder of its services agreement with the Company). Post the reverse split and these issuances, the Company will have 27,741,667 shares of its common stock outstanding.

         Gilles Assouline, the Company's Chairman, President and CEO stated: "We are pleased to have received the support of our stockholders, who voted overwhelmingly to approve the matters considered at our meeting. The completion of this meeting and the successful recapitalization of the Company allows us to now focus all our efforts on the continued development of our businesses."

         Capital Media Group Limited is a holding company with interests in the broadcasting, computer software and multimedia businesses. The Company's subsidiary, Onyx Television GmbH, operates a national interest television station in Germany with a focus on entertainment (music) which is distributed to approximately 11.0 million cable homes and an indeterminate number of satellite homes in Germany. The Company's subsidiary, Unimedia, S.A., operates two businesses: (i) TopCard, S.A., a software and hardware development business engaged in the development of applications based upon smart card technology (including electronic ticketing, access control and Internet and contactless transactions), which is based in France, and (ii) Pixel, an Israeli company which specializes in computer graphics and 3D animation for TV packaging, digital broadcasting and special effects.

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         CERTAIN OF THE STATEMENTS CONTAINED IN THIS PRESS RELEASE ARE FORWARD
LOOKING STATEMENTS WHICH MAY BE SUBJECT TO RISKS AND UNCERTAINTIES. FACTORS WHICH COULD AFFECT FUTURE RESULTS ARE DESCRIBED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR 1998, IN THE COMPANY'S PROXY STATEMENt, DATED OCTOBER 5, 1999, AND IN THE COMPANY'S OTHER FILINGS WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION, AND REFERENCE IS MADE TO EACH OF THESE FILINGS. FUTURE EVENTS AND ACTUAL RESULTS, FINANCIAL OR OTHERWISE, COULD DIFFER MATERIALLY FROM THOSE SET FORTH IN THIS PRESS RELEASE.

         FOR FURTHER INFORMATION:

         Gilles Assouline
         Chairman, President and CEO
         Capital Media Group Limited
         +33-1-43-53-6999

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